Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 25, 2026, relating to the consolidated financial statements of CaliberCos Inc. and Subsidiaries, appearing in the Company’s Annual Report on Form 10-K for the years ended December 31, 2025, and 2024.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Urish Popeck & Co., LLC

Pittsburgh, Pennsylvania

April 13, 2026